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                                                                    EXHIBIT 23.1

              Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information of PreservationPlus and to the incorporation by reference in this Post-Effective Amendment No. 31 to the Registration Statement (Form N-
1A) (No. 33-45973) of BT Pyramid Mutual Funds of our report dated November 8, 1999, included in the 1999 Annual Report to shareholders of BT PreservationPlus Fund.

/s/ Ernst & Young LLP
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Ernst & Young LLP
Philadelphia, Pennsylvania
January 26, 2000